Exhibit 99.1

Rackspace Technology Announces Plans to Accelerate Enterprise AI Growth Vector; Provides Preliminary 2Q26 Results and Updates FY26 Outlook

Investments and Partnerships to Fuel AI Growth in 2027 and Beyond

Palantir names Rackspace Technology as a Preferred Partner in Regulated and Sovereign Markets

SAN ANTONIO, July 09, 2026 — Rackspace Technology® (NASDAQ: RXT), a global enterprise AI infrastructure and solutions provider, today announced a strategic and financial update on its transition to becoming the operator of the full enterprise AI stack.

Strategy Update

Rackspace is becoming the operator of the full enterprise AI stack, serving a demand now visible across the market. Enterprises, particularly in regulated industries, are seeking control over their compute, their models, and their data, and assurance that the proprietary knowledge embedded in that data is not transferred outside their environments. Rackspace is model-agnostic by design and operates the governed layer that allows enterprises to use the best available models, whether open, closed, or their own, on private cloud where control matters and public cloud where elasticity matters, while policy, identity, and data boundaries remain under the enterprise’s control.

“The best-of-breed partnerships we have signed during 2026 – with AMD, Palantir, Rubrik, Uniphore and VMware by Broadcom – combined with the data center capacity and 25+ years of expertise that Rackspace brings to the table, represent a unique positional advantage for Rackspace. Today’s capital raise announcement is meaningful because it will enable us to expedite our AI Enterprise strategy and unlock a meaningful revenue and EBITDA growth vector for Rackspace, starting in 2027.” said Gajen Kandiah, Chief Executive Officer of Rackspace Technology.

“Apollo remains highly supportive of Rackspace’s strategy and believes the Company is taking the right steps to fund its next phase of growth. We are excited about the opportunity ahead and remain aligned with Rackspace as it builds a differentiated platform for Enterprise AI,” said Aaron Sobel, Partner at Apollo Global Management and a member of Rackspace Technology's Board of Directors.

Palantir Partnership Update

In a separate release today, Palantir and Rackspace announced a definitive agreement establishing an operating framework to deploy Palantir Foundry and AIP in mid-market, regulated and sovereign environments, naming Rackspace a preferred partner.

Since the companies’ initial February 2026 announcement, the partnership has built measurable momentum. Rackspace has scaled to approximately 400 Palantir certifications across sales, engineering, delivery, and operations, including a large global cohort of Palantir-certified forward deployed engineers (FDEs) to serve demand across healthcare, financial services, energy, and mid-market. The first joint deployment closed in less than 2 months with Rackspace FDEs deploying AI-enabled workflows on Palantir Foundry inside a U.S.-based solar tracking manufacturer to deliver a 94% reduction in their quote cycle time.

Both parties have considerable traction on this partnership and Rackspace views today’s announcement as a marker of the partnership’s early success.

Financial and Business Update

The enterprise AI deployment end market has attractive demand characteristics. However, enterprise AI growth and deployments require discipline because of the resource-constrained nature of the capacity- and supply-side.

Rackspace believes the correct strategic and tactical response in this environment is to prioritize our resources and focus on the activities that we believe provide the best returns to Rackspace’s stakeholders.
The combination of our prioritization efforts, industry trends and current supply constraints results in a reduction of $150 million in our revenue expectations and $20 million in EBITDA. The details are illustrated in the table below.

$ in Millions	Prior FY26 Outlook			New FY26 Outlook			Reason for Change
	Low	Midpoint	High	Low	Midpoint	High
Private Cloud	1,025	1,050	1,075	1,000	1,025	1,050	•Lowered by $25 million. •Exiting colocation and basic hosting revenues, reserving capacity for Enterprise AI. •Supply timing and geopolitical factors compressing near-term delivery.
Rev year/year %	4%	6%	9%	1%	4%	6%
Public Cloud	1,575	1,600	1,625	1,450	1,475	1,500	•Lowered by $125 million. •Exiting low-margin resale as hyperscalers continue moving customers to direct contracts.
Rev year/year %	(7)%	(6)%	(4)%	(15)%	(13)%	(12)%
Revenue	2,600	2,650	2,700	2,450	2,500	2,550
Rev year/year %	(3)%	(1)%	1%	(9)%	(7)%	(5)%
Adjusted EBITDA	305	310	315	285	290	295	•Lower near-term margins reflect upfront growth investment and restructuring, ahead of AI revenue ramping.
Adj. EBITDA margin %	12%	12%	12%	12%	12%	12%

Rackspace Technology anticipates the following preliminary financial results for the second quarter of 2026:

–Revenue is expected to be in the range of $641 to $649 million, including Private Cloud revenue between $242 to $246 million and Public Cloud revenue between $399 to $403 million.
–GAAP Net Loss is expected to be in the range of $(91) to $(62) million, and GAAP net loss per diluted share is expected to be in the range of $(0.36) to $(0.25)
–GAAP Loss from Operations is expected to be in the range of $(53) to $(33) million.
–Non-GAAP Operating Profit is expected to be in the range of $19 to $23 million.
–Non-GAAP Loss Per Share is expected to be $(0.11) to $(0.08).
–Non-GAAP Adjusted EBITDA is expected to be between $58 to $62 million.

As we look beyond 2026, our current plan is to ramp the Enterprise AI business up to cumulative capacity of 15 MW by the end of 2027 and a total of 30 MW of capacity by the end of 2028. We expect to average $15-20 million of annual revenue per MW deployed as GPU and customer mix evolves. This translates to $450-$600 million of annual revenue at the full 30 MW of AMD deployments and we expect Adjusted EBITDA margins for Enterprise AI to be in the 50%+ range, as summarized in the following table:

		Low	High
Estimated Annual Revenue per MW deployed		$15M	$20M
Estimated Annual Revenue at full 30MW deployment		$450M	$600M
Anticipated Adj. EBITDA Margin		50%+	50%+
*Estimated revenue and anticipated margin figures are illustrative and subject to variability based on GPU model, deployment mix, and customer contract terms.

	Exit 2026	Exit 2027	Exit 2028
Cumulative MW Deployed	2MW	15MW	30MW
Note: Deployment timelines are subject to customer demand, OEM lead times for GPUs and related hardware, and other factors.

The strategic intent of our recent partnerships and today’s announced capital raise is to add a new growth vector – Enterprise AI capacity, which is incremental to our core business, not a cannibalization of existing revenues. Although Public Cloud infrastructure resale will continue to decline, we look for core Private Cloud to grow low single digits, driven by the mix shift out of lower-growth, lower-margin revenue and into higher-

growth, higher-margin revenue. Enterprise AI capacity is a new growth vector that sits on top of our established Private Cloud base, which we expect to enable sustainable growth in Private Cloud.

Rackspace Investor Call:

An investor call has been scheduled for July 9, 2026 at 8:30 am ET to provide further remarks by Rackspace Technology's CEO and CFO and to take questions.

Date: 07/09/2026
Start time: 8:30 am EDT

To listen to the live webcast or access the replay following the webcast, please visit: https://edge.media-server.com/mmc/p/y3bgu4wg

To obtain a dial-in number, please pre-register at the following link: https://register-conf.media-server.com/register/BI11a7b0c1c4794392831509be203ec832

Registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology® (NASDAQ: RXT) is the operator of the full enterprise AI stack from governed private cloud to AI inference and agents in production. With an Outcomes-as-a-Service model built on secure infrastructure, data foundations, and forward deployed engineering, Rackspace delivers business results for regulated and mission-critical industries where governance, sovereignty, and uptime are non-negotiable. Learn more at www.rackspace.com.

Forward-Looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our expectations regarding our AI strategy and strategic changes we are making at Rackspace, strategic partnerships, GPU infrastructure deployment costs, timing and economics, financing arrangements and capital expenditures, the at-the-market equity offering and expected use of proceeds, anticipated customer demand, our recent workforce realignment and expected cost savings, portfolio optimization initiatives, expected Public Cloud and Private Cloud performance, and our expectations regarding future operating and financial performance, and other matters. These forward-looking statements may not be achieved in full or at all, or may be achieved on a materially different timeline. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. In addition, this press release includes preliminary financial results for the second quarter ended June 30, 2026. These preliminary results are based on information available to management as of the date of this press release and are subject to the completion of the Company's financial closing procedures, quarter-end review processes and other developments that may arise between now and the time our financial results for the quarter are finalized. These preliminary results are not a comprehensive statement of the Company’s financial results for the second quarter and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. These preliminary results are inherently uncertain, have not been audited or reviewed by our independent registered public accounting firm, and may differ, including materially, from the financial results that will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

All forward-looking statements are based on management’s current beliefs and assumptions and on information currently available. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Contacts

Investor Relations Contact: Sagar Hebbar, ir@rackspace.com

Media Contact: Will Link, rackspace@stantonpr.com

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

This press release includes several non-GAAP financial measures such as Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

Non-GAAP Operating Profit and Adjusted EBITDA are management's principal metrics for measuring our underlying financial performance.

In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Loss

	Three Months Ended June 30, 2026
(In millions)	Low (Estimated)	High (Estimated)
Net loss	$(91)	$(62)
Share-based compensation expense	12	9
Transaction-related adjustments, net (a)	2	—
Restructuring and transformation expenses (b)	25	17
Net (gain) loss on divestiture and investments (c)	(1)	1
Gain on debt extinguishment	(7)	(6)
Interest expense impact from the March 2024 Refinancing Transactions (d)	(19)	(17)
Other adjustments (e)	2	(2)
Amortization of intangible assets (f)	33	30
Tax effect of non-GAAP adjustments (g)	15	9
Non-GAAP Net Loss	$(29)	$(21)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended June 30, 2026
(In millions)	Low (Estimated)	High (Estimated)
Loss from operations	$(53)	$(33)
Share-based compensation expense	12	9
Transaction-related adjustments, net (a)	2	—
Restructuring and transformation expenses (b)	25	17
Amortization of intangible assets (f)	33	30
Non-GAAP Operating Profit	$19	$23

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended June 30, 2026
(In millions)	Low (Estimated)	High (Estimated)
Net loss	$(91)	$(62)
Share-based compensation expense	12	9
Transaction-related adjustments, net (a)	2	—
Restructuring and transformation expenses (b)	25	17
Net (gain) loss on divestiture and investments (c)	(1)	1
Gain on debt extinguishment	(7)	(6)
Other expense, net (h)	8	2
Interest expense	33	30
Provision for income taxes	5	2
Depreciation and amortization (i)	72	69
Adjusted EBITDA	$58	$62

(a)	Includes purchase accounting adjustments, exploratory acquisition and divestiture costs, and expenses related to financing activities.
(b)
Includes consulting and advisory fees related to business transformation and optimization activities, as well as associated severance, certain facility closure costs, and lease termination expenses. Also includes payroll taxes associated with the exercise of stock options and vesting of restricted stock.

(c)	Includes gains and losses on investment and from dispositions.
(d)	Interest expense impact due to the accounting for contractual interest payments on debt instruments entered into as part of the March 2024 Refinancing Transactions, which reduced interest expense relative to contractual interest cost.
(e)	Primarily consists of foreign currency gains and losses.
(f)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(g)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2026 interim periods, we based it on an average of the 2025 and estimated 2026 tax rates, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26%. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(h)	Primarily consists of foreign currency gains and losses and expense related to our accounts receivable purchase agreement.
(i)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares.

	Three Months Ended June 30, 2026
(In millions, except per share amounts)	Low (Estimated)	High (Estimated)
Net loss attributable to common stockholders	$(91)	$(62)
Non-GAAP Net Loss	$(29)	$(21)

Weighted average number of shares - Diluted	251	249
Effect of dilutive securities (a)	17	15
Non-GAAP weighted average number of shares - Diluted	268	264

Net loss per share - Diluted	$(0.36)	$(0.25)
Per share impacts of adjustments to net loss (b)	0.25	0.16
Per share impacts of shares after adjustments to net loss (a)	0.00	0.01
Non-GAAP Loss Per Share	$(0.11)	$(0.08)

(a)	Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on certain investment funds managed by affiliates of Apollo Global Management, Inc. achieving pre-established performance targets based on a multiple of their invested capital, which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.